Exhibit 10.4

LOAN TERMINATION AGREEMENT

THIS LOAN TERMINATION AGREEMENT is made as of April 24, 2020 (the “Agreement”), by and between Midwest Holding Inc., a Nebraska corporation (“Midwest”), and Xenith Holdings LLC, a Delaware limited liability company  (“Xenith”).  Midwest and Xenith are also referred to as a “Party” and collectively referred to herein as the “Parties”.

RECITALS

A. Midwest and Xenith are parties to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement, dated as of May 9, 2018 (the “Loan Agreement”), whereby Midwest (i) issued the shares of its Class C Preferred Stock to Xenith and (ii) could borrow up to $23,500,000 from Xenith;

B. Xenith has converted all shares of the outstanding Class C Preferred Stock into shares of Midwest’s voting common stock;

C. The Parties desire to discontinue and terminate the loan arrangements under the Loan Agreement and the Notes on the terms and conditions set forth herein; and

D.Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

NOW THEREFORE, for good and valuable consideration including the releases below,  the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1. No Outstanding Borrowings.   Midwest and Xenith agree that there are no outstanding borrowings or amounts owed under the Loan Agreement or the Notes and all amounts previously borrowed by Midwest, including all accrued interest, has been repaid or forgiven.

2. Termination of Loan Arrangements.  The Parties hereby agree that (i) all loan arrangements, rights and obligations in the Loan Agreement, including but not limited to Sections 2(b) through 2(g), 3, 7, 9(b) and 9(c) therein, and all Notes and Security Agreements  are hereby terminated in their entirety and of no further force and effect as of the date hereof; (ii) neither Midwest nor Xenith shall have any further obligation to each other regarding any and all loans made pursuant to the Loan Agreement and the Notes, and Xenith hereby releases any security interest it may have in the Collateral (as that term is defined in the Security Agreement); (iii) Xenith authorizes Midwest to file any UCC termination statements necessary to effect such termination; (iv) Midwest will file any and all UCC termination statements necessary to effect such termination; and (v) Xenith will execute and deliver to Midwest any additional documents or instruments as Midwest shall reasonably request to evidence such termination. The termination of the loan arrangements, rights and obligations in the Loan Agreement and the termination of the Notes and the Security Agreements, and the mutual releases set forth in Section 3 hereof, shall represent full and complete satisfaction of all loan obligations of the Parties under the Loan Agreement,  Notes and Security Agreements and their related exhibits, documents and instruments.

3. Mutual Release.  Each of Midwest and Xenith, in consideration of the mutual promises set forth in this Agreement, irrevocably and unconditionally release and forever discharge each other and their affiliated entities and each of their respective agents, directors, officers, managers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them (“Releasees”) of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever (“Claims”), whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the date hereof, relating to any and all claims arising out of or related to (a) any loans and loan arrangements, rights and obligations contained in the Loan Agreement and the Notes and (b) the Security Agreements. Each Party covenants and agrees never to commence, voluntarily aid in any way prosecute or cause to be commenced or prosecuted against the Releasees hereunder any action or other proceeding based upon any such Claims.

4. Representations and Warranties. Each of Midwest and Xenith represent and warrant to each other as follows:

4.1 No Litigation or Claims.  As of the date hereof, neither Party nor any of its affiliates has any claim, action, suit, complaint, charge, litigation, arbitration, prosecution, hearing or other proceeding of any nature, in law or in equity, or other proceeding pending or threatened before or by any court or other administrative or regulatory authority, agency, or other similar entity pursuant to the Loan Agreement, Notes and/or Security Agreements, and, to its knowledge, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any of the foregoing.

4.2Authority, Execution and Enforceability.   Each Party has full power and authority to execute, deliver and perform this Agreement. All necessary action, corporate or otherwise, has been taken by each Party to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of each Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

4.3 No Violation.   The execution and delivery of this Agreement by each Party will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which either Party is subject; (ii) the organizational documents of either Party; or (iii) any agreement, contract, instrument, order, arbitration award, judgment, or decree to which either Party is a party or by which it is bound.

4.4 Consents.  No third-party approval or consent is required to be obtained by or on behalf of either Party in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

5. General Provisions.

5.1 Counterparts; Facsimile Signatures.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be a condition to the effectiveness of this Agreement that each Party shall have executed the same counterpart. This Agreement may be executed by facsimile or other electronic signatures.

5.2 Applicable Law, Jurisdiction and Venue.   This Agreement shall be governed by, interpreted under and enforced in accordance with the laws of the State of Nebraska, without regard to the principles of conflict of laws that would cause the application of the laws of any other jurisdiction. The parties consent and agree that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within the State of Nebraska, and the parties further consent and agree that jurisdiction and venue for such proceedings shall lie exclusively with such courts.

5.3 Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.4 Headings and Subheadings.   The various headings and subheadings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

5.5 Entire Agreement.  This Agreement constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter of this Agreement. This Agreement supersedes all proposals, whether oral or written, and all other communications between and among the Parties relating to the subject matter of this Agreement. No addition to or modification of any of the foregoing provisions shall be binding upon any party unless made in writing and signed by all parties to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Loan Termination Agreement as of the date first written above.

Xenith Holdings LLC

By Vespoint LLC, its Managing Member

By:  /s/ Michael Minnich

Name: Michael Minnich

Title: Co-CEO

Midwest Holding Inc.

By:   /s/ Mark A. Oliver

Name: Mark A. Oliver

Title: President

Signature Page to Loan Termination Agreement